UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2000

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Projected Data.

Item 9. Regulation FD Disclosure.

Delta Air Lines, Inc. (“Delta”) is filing herewith a letter dated December 18, 2000 being provided to certain financial analysts and investors which contains projected data regarding its estimated unit costs, average fuel price per gallon and capacity for the three months ending December 31, 2000. This letter is attached as Exhibit 99.1 which is included herein.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC

By: /s/ Edward H. Bastian
Edward H. Bastian Senior Vice President - Finance and Controller

Dated: December 18, 2000